SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



Date of Report:                   May 7, 1998
                .............................................................
                      (Date of earliest event reported)

                        CHRYSLER FINANCIAL CORPORATION
 .............................................................................
            (Exact name of registrant as specified in its charter)


State of Michigan                    I-5966                   38-0961430
 .............................................................................

(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)              File No.)             Identification No.)


               27777 Franklin Road., Southfield, Michigan 48034
 .............................................................................
                   (Address of principal executive offices)



Registrant's telephone number, including area code       (248)948-3067
                                                   ..........................

Item 5.   Other Events.
          -------------

          On May 7, 1998, the registrant's parent, Chrysler Corporation ("Chrysler"), announced that it and Daimler-Benz Aktiengesellschaft ("Daimler") and Oppenheim Aktiengesellschaft ("Newco") entered into a Business Combination Agreement (the "Business Combination Agreement") providing, subject to the terms and conditions set forth therein, for (i) the merger of a special purpose merger subsidiary with and into Chrysler; (ii) an offer by Newco to exchange one Newco ordinary share of stock for each Daimler ordinary share of stock; and (iii) the merger of Daimler with and into Newco. As a result of these transactions, Newco will be owned by the stockholders of Chrysler and Daimler, and Chrysler will be a wholly owned subsidiary of Newco. Consummation of the transactions contemplated by the Business Combination Agreement is subject to the approval of Chrysler's and Daimler's stockholders and Daimler's Supervisory Board, the receipt of certain regulatory approvals, and the satisfaction or waiver of various other conditions.




Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

          Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this Report;

          (a)   Financial statements of businesses acquired: None

          (b)   Pro forma financial information:  None

          (c)   Exhibits: None

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CHRYSLER FINANCIAL CORPORATION



Date: May 12, 1998                  By: /s/ Byron C. Babbish
                                        --------------------
                                        Byron C. Babbish
                                        Assistant Secretary